Exhibit 32.2

Exhibit Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of New Colombia Resources, Inc. (the Company") on Form 10-Q for the period ended herein as filed with the Securities and Exchange Commission (the "Report"), I. John Campo, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)

The information contained in the Report fully presents, in all material respects, the financial condition and results of operations or the Company.

New Colombia Resources, Inc.

Date: November 19, 2014	By:	/s/ John Campo
John Campo
Chief Financial Officer